UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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SPRINT NEXTEL CORPORATION

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News Release

Sprint Nextel

6200 Sprint Parkway

Overland Park, Kan. 66251

Media Contacts:

Doug Duvall, 571-287-8153

douglas.duvall@sprint.com

John Taylor, 703-592-8530

john.b.taylor@sprint.com

Investor Contact:

Brad Hampton, 800-259-3755

investor.relations@sprint.com

Sprint Files Investor Presentation Outlining Amended Merger Agreement with SoftBank and

Due Diligence Process with DISH

OVERLAND PARK, Kan. – June 12, 2013 – Sprint (NYSE:S) today announced that it had filed an investor presentation outlining its amended merger agreement with SoftBank Corp. (TSE: 9984) (“SoftBank”), which provides investors with additional cash consideration of $4.5 billion at closing.

The presentation, which can be found at: http://www.sec.gov, outlines the significant value provided to Sprint stockholders through the transaction and additional details on the due diligence process undertaken by the Special Committee of Sprint’s Board on the preliminary proposal submitted by DISH Network Corporation (“DISH”). The presentation also highlights the following aspects of the amended merger agreement:

•	Revised offer maximizes value and certainty for Sprint stockholders

•	Sprint + SoftBank positions New Sprint better than ever before vis-à-vis key competitors in the market

•	Sprint stockholders will own approximately 22% of New Sprint, providing stockholders an opportunity to participate in the upside created by a better capitalized and more capable New Sprint

•	Special Committee and Sprint Board unanimously recommend FOR improved SoftBank transaction and determine DISH proposal not reasonably likely to lead to a superior offer

Supplemental proxy materials will be filed with the SEC and distributed to stockholders in the near future and such materials and an election form will also be distributed to stockholders in the near future.

About Sprint Nextel

Sprint Nextel offers a comprehensive range of wireless and wireline communications services bringing the freedom of mobility to consumers, businesses and government users. Sprint Nextel served more than 55 million customers at the end of the first quarter of 2013 and is widely recognized for developing, engineering and deploying innovative technologies, including the first wireless 4G service from a national carrier in the United States; offering industry-leading mobile data services, leading prepaid brands including Virgin Mobile USA, Boost Mobile, and Assurance Wireless; instant national and international push-to-talk capabilities; and a global Tier 1 Internet backbone. The American Customer Satisfaction Index rated Sprint as the most improved company in customer satisfaction, across all 47 industries, during the last five years. Newsweek ranked Sprint No. 3 in both its 2011 and 2012 Green Rankings, listing it as one of the nation’s greenest companies, the highest of any telecommunications company. You can learn more and visit Sprint at www.sprint.com or www.facebook.com/sprint and www.twitter.com/sprint.

Cautionary Statement Regarding Forward Looking Statements

This document includes “forward-looking statements” within the meaning of the securities laws. The words “may,” “could,” “should,” “estimate,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “target,” “plan,” “providing guidance” and similar expressions are intended to identify information that is not historical in nature.

This document contains forward-looking statements relating to the proposed transactions between Sprint Nextel Corporation (“Sprint”) and SoftBank Corp. (“SoftBank”) and its group companies, including Starburst II, Inc. (“Starburst II”), and the proposed acquisition by Sprint of Clearwire Corporation (“Clearwire”). All statements, other than historical facts, including, but not limited to: statements regarding the expected timing of the closing of the transactions; the ability of the parties to complete the transactions considering the various closing conditions; the expected benefits of the transactions such as improved operations, enhanced revenues and cash flow, growth potential, market profile and financial strength; the competitive ability and position of SoftBank or Sprint; and any assumptions underlying any of the foregoing, are forward-looking statements. Such statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that (1) one or more closing conditions to the transactions may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions or that the required approval by Sprint’s stockholders for the SoftBank transaction or Clearwire’s stockholders for the Clearwire transaction may not be obtained; (2) there may be a material adverse change of Sprint or the business of Sprint may suffer as a result of uncertainty surrounding the transactions; (3) the transactions may involve unexpected costs, liabilities or delays; (4) the legal proceedings that may have been initiated, as well as any additional legal proceedings that may be initiated, related to the transactions; and (5) other risk factors as detailed from time to time in Sprint’s, Starburst II’s and Clearwire’s reports filed with the SEC, including Sprint’s and Clearwire’s Annual Reports on Form 10-K for the year ended December 31, 2012 and Quarterly Reports on Form 10-Q for the quarter ended March 31, 2013, and other factors that are set forth in the proxy statement/prospectus contained in Starburst II’s Registration Statement on Form S-4, which was declared effective by the SEC on May 1, 2013, and in other materials that will be filed by Sprint, Starburst II and Clearwire in connection with the transactions. There can be no assurance that the transactions will be completed, or if completed, that such transactions will close within the anticipated time period or that the expected benefits of the transactions will be realized.

All forward-looking statements contained in this document and the documents referenced herein are made only as of the date of the document in which they are contained, and none of Sprint, SoftBank or Starburst II undertakes any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

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